Exhibit 99.1

Churchill Capital Corp VII and CorpAcq Mutually Agree to Terminate Business Combination

Churchill Announces Redemption of Public Shares

NEW YORK and ALTRINCHAM, England – August 18, 2024 – Churchill Capital Corp VII (“Churchill”) (Nasdaq: CVII), a publicly-traded special purpose acquisition company, and CorpAcq Holdings Limited (“CorpAcq”), a corporate compounder with a proven track record of acquiring and supporting founder-led businesses, today announced that they have mutually agreed to terminate their previously announced merger agreement (the “Merger Agreement”) due to IPO market conditions, effective today.

“While market conditions are not favorable today for the public listing of CorpAcq through our proposed merger, we continue to believe in the strong fundamentals and growth prospects of the Company,” said Michael S. Klein, Chairman and CEO of Churchill VII. “We thank the Churchill and CorpAcq teams for their efforts and for providing this unique opportunity to our investors.”

“I am very proud of the tremendous business that the CorpAcq team has built, and I am confident in the company’s future growth opportunities,” said Simon Orange, Chairman and Founder of CorpAcq. “We are appreciative of the partnership with Churchill and their support throughout the process.”

Churchill Redemption Information

In view of the termination of the Merger Agreement, Churchill will not complete an initial business combination by August 17, 2024, being the deadline required by its Amended and Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"). Churchill intends to dissolve and liquidate the proceeds contained in the trust account in accordance with the provisions of its Certificate of Incorporation.

As stated in the Certificate of Incorporation, if Churchill will not complete an initial business combination by August 17, 2024 (or such earlier date as determined by the Board) (“the “Termination Date”), Churchill will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest (net of amounts withdrawn as permitted withdrawals and less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the holders of the public shares (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to Churchill’s obligations under the General Corporation Law of the State of Delaware, as amended from time to time, to provide for claims of creditors and other requirements of applicable law.

The per-share redemption price for the public shares will be approximately $10.84 (the “Redemption Amount”). It is anticipated the last day that Churchill’s securities traded on the Nasdaq Global Market (“Nasdaq”) was August 16, 2024. Effective as of the Termination Date, the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to Churchill’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to Churchill’s warrants (including the private placement warrants owned by the Company’s sponsor), which will expire worthless.

Churchill’s sponsor has waived its redemption rights with respect to the outstanding shares of Class B common stock, par value $0.0001, of Churchill. After the Termination Date, Churchill shall cease all operations except for those required to wind up Churchill’s business.

Churchill expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the "SEC") to delist its securities and thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Churchill Capital VII

Churchill VII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About CorpAcq Holdings Limited

CorpAcq is a corporate compounder founded in 2006 with deep commercial experience and a diversified portfolio of 43 companies (as of May 1, 2024) across multiple large industries. CorpAcq has a track record of unlocking business potential and long-term growth for small and medium-sized enterprises through its established M&A playbook and decentralized operational approach. CorpAcq's executive team develops close relationships with their subsidiaries' management to support them with financial and strategic expertise while allowing them to retain independence to continue to operate their businesses successfully. CorpAcq is headquartered in the United Kingdom. The information included on, or accessible through, CorpAcq's website is not incorporated by reference into this communication.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of Churchill or CorpAcq may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to Churchill, CorpAcq or their respective management teams, identify forward-looking statements. Such forward-looking statements are based on the beliefs of Churchill’s or CorpAcq’s management, as well as assumptions made by, and information currently available to, Churchill’s or CorpAcq’s management, as the case may be. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in Churchill’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to Churchill or CorpAcq or persons acting on Churchill’s or CorpAcq’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Churchill or CorpAcq, including those set forth in the Risk Factors section of Churchill’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on April 4, 2024. Neither Churchill nor CorpAcq undertake an obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Churchill Capital Corp VII

Michael Landau

Gladstone Place Partners

(212) 230-5930

CorpAcq

Email: CorpAcqIR@icrinc.com